                                                                     EXHIBIT 4.1

                             FORM OF TRUST AGREEMENT



                                     between



                     ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                  as Depositor,



                                       and

                                    --------,
                                as Owner Trustee






                           Dated as of ________, 199_






                       ONYX ACCEPTANCE OWNER TRUST 199_-_

                                       TABLE OF CONTENTS


ARTICLE I - DEFINITIONS
        SECTION 1.01  Definitions............................................................1

ARTICLE II - CREATION OF TRUST
        SECTION 2.01  Creation of Trust......................................................4
        SECTION 2.02  Office.................................................................4
        SECTION 2.03  Purposes and Powers....................................................4
        SECTION 2.04  Appointment of Owner Trustee...........................................5
        SECTION 2.05  Initial Capital Contribution of Owner Trust Estate.....................5
        SECTION 2.06  Declaration of Trust...................................................5
        SECTION 2.07  Liability of the Certificateholders, Depositor and Onyx................6
        SECTION 2.08  Title to Trust Property................................................6
        SECTION 2.09  Situs of Trust.........................................................6
        SECTION 2.10  Representations and Warranties of the Depositor........................7

ARTICLE III - CERTIFICATES AND TRANSFER OF INTERESTS
        SECTION 3.01  Initial Ownership......................................................8
        SECTION 3.02  The Certificates.......................................................8
        SECTION 3.03  Authentication of Certificates.........................................8
        SECTION 3.04  Registration of Transfer and Exchange of Certificates..................8
        SECTION 3.05  Mutilated, Destroyed, Lost or Stolen Certificates.....................10
        SECTION 3.06  Persons Deemed Certificateholders.....................................10
        SECTION 3.07  Maintenance of Office or Agency.......................................11

ARTICLE IV - ACTIONS BY OWNER TRUSTEE OR CERTIFICATEHOLDERS
        SECTION 4.01  Prior Notice to Certificateholders with Respect to Certain Matters....11
        SECTION 4.02  Action by Certificateholders with Respect to Certain Matters..........12
        SECTION 4.03  Action with Respect to Bankruptcy.....................................12
        SECTION 4.04  Restrictions on Certificateholders' Power.............................12

ARTICLE V - AUTHORITY AND DUTIES OF OWNER TRUSTEE
        SECTION 5.01  General Authority.....................................................12
        SECTION 5.02  General Duties........................................................13
        SECTION 5.03  Action Upon Instruction...............................................13
        SECTION 5.04  No Duties Except as Specified in this Agreement or in Instructions....14
        SECTION 5.05  No Action Except Under Specified Documents or Instructions............14
        SECTION 5.06  Restrictions..........................................................14

ARTICLE VI - CONCERNING THE OWNER TRUSTEE
        SECTION 6.01  Acceptance of Trusts and Duties.......................................15
        SECTION 6.02  Furnishing of Documents...............................................16
        SECTION 6.03  Representations and Warranties........................................16
        SECTION 6.04  Reliance; Advice of Counsel...........................................17
        SECTION 6.05  Not Acting in Individual Capacity.....................................17
        SECTION 6.06  Owner Trustee Not Liable for Certificates or Contracts................17
        SECTION 6.07  Owner Trustee May Own Certificates and Notes..........................18

ARTICLE VII - COMPENSATION OF OWNER TRUSTEE
        SECTION 7.01  Owner Trustee's Fees and Expenses.....................................18
        SECTION 7.02  Indemnification.......................................................18
        SECTION 7.03  Payments to the Owner Trustee.........................................19

ARTICLE VIII - TERMINATION OF TRUST AGREEMENT
        SECTION 8.01  Termination of Trust Agreement........................................19
        SECTION 8.02  Dissolution upon Bankruptcy of the Depositor..........................20

ARTICLE IX - SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES
        SECTION 9.01  Eligibility Requirements for Owner Trustee............................20
        SECTION 9.02  Resignation or Removal of Owner Trustee...............................21
        SECTION 9.03  Successor Owner Trustee...............................................21
        SECTION 9.04  Merger or Consolidation of Owner Trustee..............................22
        SECTION 9.05  Appointment of Co-Trustee or Separate Trustee.........................22

ARTICLE X - MISCELLANEOUS
        SECTION 10.01  Supplements and Amendments...........................................23
        SECTION 10.02  No Legal Title to Owner Trust Estate in Certificateholders...........24
        SECTION 10.03  Limitations on Rights of Others......................................25
        SECTION 10.04  Notices..............................................................25
        SECTION 10.05  Severability.........................................................25
        SECTION 10.06  Counterparts.........................................................25
        SECTION 10.07  Successors and Assigns...............................................25
        SECTION 10.08  No Petition..........................................................26
        SECTION 10.09  No Recourse..........................................................26
        SECTION 10.10  Headings.............................................................26
        SECTION 10.11  GOVERNING LAW........................................................26
        SECTION 10.12  Onyx Payment Obligation..............................................26

EXHIBIT A      Form of Certificate.........................................................A-1
EXHIBIT B      Form of Certificate of Trust................................................B-1
EXHIBIT C      Form of Certificate Depository Agreement ...................................C-1

        TRUST AGREEMENT dated as of ______, 199__ between Onyx Acceptance Financial Corporation, a Delaware corporation (the "Depositor"), and ________, a _______ banking corporation as Owner Trustee.


                                          ARTICLE I

                                         Definitions

        SECTION 1.01 Definitions. Except as otherwise specified herein or in the context may otherwise require, capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Sale and Servicing Agreement for all purposes of this Trust Agreement. Except as otherwise provided in this Agreement, whenever used herein the following words and phrases, unless the context otherwise requires, shall have the following meanings:

        "Administration Agreement" means any agreement executed on or before the Closing Date among the Trust, the Indenture Trustee and a third party that undertakes to perform certain of the duties and obligations of the Trust and the Owner Trustee hereunder, under the Sale and Servicing Agreement and under the Indenture.

        "Agreement" means this Trust Agreement, as the same may be amended and supplemented from time to time.

        "Basic Documents" means the Purchase Agreement, the Agreement, the Certificate of Trust, the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Depository Agreements and the other documents and certificates delivered in connection herewith and therewith.

        "Benefit Plan" shall have the meaning assigned to such term in Section 11.13.

        "Book-Entry Note" means, a beneficial interest in the Notes of any Class, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.

        "Business Trust Statute" means Chapter 38 of Title 12 of I the Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.

        "Certificate" means a certificate evidencing a beneficial ownership interest in the Trust, substantially in the form attached hereto as Exhibit A.

        "Certificate of Trust" means the Certificate of Trust to be filed with respect to the formation of the Company pursuant to Section 3810(a) of the Business Trust Statute, substantially in the form attached hereto as Exhibit B.

        "Certificate Register" means the register maintained pursuant to Section 3.04.

        "Certificateholder" or "Holder" means a Person in whose name a Certificate is registered in the Certificate Register.

        "Certificate Registrar" means the Owner Trustee unless and until a successor thereto is appointed pursuant to Section 3.04. The Certificate Registrar initially designates its offices at ________, as its offices for purposes of Section 3.04.

        "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

        "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

        "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

        "Corporate Trust Office" means, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at ________; or at such other address as the Owner Trustee may designate by notice to the Certificateholders, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Certificateholders).

        "Definitive Certificates" shall have the meaning set forth in Section 3.12.

        "Depositor" means Finco in its capacity as Depositor hereunder.

        "Depository Agreements" means the agreement or agreements dated on or before the Closing Date among the Trust, as issuer of the Certificates and the Notes, the Owner Trustee, the Indenture Trustee and the Clearing Agency through which interests in Book-Entry Notes are transferred.

        "Expenses" shall have the meaning assigned to such term in Section 8.02.

        "Finco" means Onyx Acceptance Financial Corporation, a Delaware corporation, its successors and assigns.

        "Indenture" means any indenture entered into between the Trust and the Indenture Trustee named therein pursuant to which a series of Notes is issued.

        "Notes" means the notes issued by the Trust pursuant to an Indenture between the Trust and an Indenture Trustee, dated on or after the date hereof, having the payment and other terms set forth in such Indenture.

        "Onyx" means Onyx Acceptance Corporation, a Delaware corporation, its successors and assigns.

        "Owner Trust Estate" means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and servicing Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

        "Owner Trustee" means ________, a [Delaware banking corporation], not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

        "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 3.09, and shall initially be ________.

        "Purchase Agreement" means that certain Sale and Servicing Agreement, dated as of September 8, 1994, as amended, between Onyx, as seller, and Finco, as purchaser of the Contracts.

        "Record Date" means, with respect to any Distribution Date, the calendar day immediately preceding such Distribution Date or, if Definitive Certificates have been issued, the last day of the month immediately preceding the month in which such Distribution Date occurs. Any amount stated "as of a Record Date" or "on a Record Date" shall give effect to (i) all applications of collections, and
(ii) all distributions to any party under this Agreement, the Sale and Servicing Agreement or the Indenture, or to the related Obligor, as the case may be, in each case as determined as of the opening of business on the related Record Date.

        "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of the date hereof, among the Trust, Finco, as seller, and Onyx, as servicer.

        "Secretary of State" means the Secretary of State of the State of [Delaware].

        "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

        "Trust" means the Onyx Acceptance Owner Trust 199_-_ formed as a Delaware business trust pursuant to this Agreement and the filing of the Certificate of Trust.

        SECTION 1.02 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."


                                          ARTICLE II

                                      Creation of Trust

        SECTION 2.01 Creation of Trust. Upon the execution of this Agreement by the parties hereto and the prompt filing thereafter of the Certificate of Trust, there is hereby created the "Onyx Acceptance Owner Trust 199_-_", in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

        SECTION 2.02 Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in [Delaware] as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

        SECTION 2.03 Purposes and Powers. (a) The purpose of the Trust is to engage in the following activities:

               (i) to issue Notes pursuant to an Indenture and Certificates pursuant to this Agreement and to sell such Notes and Certificates;

               (ii) with the proceeds of the sale of Notes and Certificates to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;

               (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to, and on the terms and conditions set forth in, the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture as set forth herein;

               (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

               (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

               (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders and in respect of amounts to be released to the Depositor, the Servicer, the Administrator or [and third party, if any].

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing and as required or authorized by the terms of the Basic Documents.

        SECTION 2.04 Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

        SECTION 2.05 Initial Capital Contribution of Owner Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Collection Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

        SECTION 2.06 Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Contracts and other assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

        SECTION 2.07 Liability of the Certificateholders, Depositor and Onyx.

        (a) The Depositor and Onyx shall be liable directly to and will indemnify and hold harmless the Trustee and the Indenture Trustee for any loss, liability or expense of the Trust (including Expenses, to the extent not paid out of the owner Trust Estate) to the extent that the Company would be liable if the Trust were a partnership under the [Delaware] Revised Uniform Limited Partnership Act in which the Company were a general partner; provided, however, that the Depositor and Onyx shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Certificates or a Noteholder in the capacity of an investor in the Notes and will not and shall not be deemed hereby to have indemnified the Trustee or Indenture Trustee against any loss liability or expense resulting from such Trustee's own willful misfeasance, bad faith or negligence or by reason of a breach of representation or warranty thereof contained herein or in the Indenture, as the case may be. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the provisions in the preceding sentence for which the Company shall not be liable) shall be deemed to be third party beneficiaries of this paragraph. The obligations of the Depositor and Onyx under this paragraph shall be evidenced by the Certificates described in Section 3.10, which for purposes of the Business Trust Statute shall be deemed to be a separate class of Certificates from all other Certificates issued by the Trust; provided, that the rights and obligations evidenced by all Certificates, regardless of class, shall, except as provided in this Section, be identical.

        (b) Except to the extent set forth in paragraph (a), no Certificateholder shall have any personal liability for any liability or obligation of the Trust.

        SECTION 2.08 Title to Trust Property. Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

        SECTION 2.09 Situs of Trust. The Trust will be located and administered in the state of [Delaware]. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of [Delaware] or the State of New York. The Trust shall not have any employees in any state other than [Delaware]; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of [Delaware]. Payments will be received by the Trust only in [Delaware] or New York, and payments will be made by the Trust only from [Delaware] or [New York]. The only office of the Trust will be at the Corporate Trust Office in [Delaware].

        SECTION 2.10 Representations and Warranties of the Depositor.

        (a) The Depositor hereby represents and warrants to the Owner Trustee that:

               (i) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has corporate power, authority and legal right to acquire, own and sell property including the Contracts.

               (ii) The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

               (iii) The Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full corporate power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

               (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound, nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Depositor.

               (v) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Depositor's knowledge, threatened, against or affecting the
        Depositor: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or (iv) relating to the Depositor and which might adversely affect the federal income tax attributes of the Trust or the Certificates or Notes.

                                   ARTICLE III

                     Certificates and Transfer of Interests

        SECTION 3.01 Initial Ownership. Upon the formation of the Trust by the transfer by the Depositor of the initial capital contribution pursuant to
Section 2.05, and until the issuance of the Certificates, the Depositor shall be the sole Certificateholder of the Trust.

        SECTION 3.02 The Certificates. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

        A transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder, upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to Section 3.04.

        SECTION 3.03 Authentication of Certificates. Concurrently with the initial sale of the Contracts to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause to be executed, authenticated and delivered on behalf of the Trust to or upon the written order of the Depositor, Certificates evidencing the entire ownership of the Trust. No Certificate shall entitle its holder to any benefit under this Agreement or be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or ________, as the Owner Trustee's authenticating agent, by manual or facsimile signature of a Responsible Officer, and such authentication shall constitute conclusive evidence, and the only evidence, that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

        SECTION 3.04 Registration of Transfer and Exchange of Certificates.

        (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. [The Owner Trustee] [________] shall be the initial Certificate Registrar. In the event that the Certificate Registrar shall for any reason become unable to act as Certificate Registrar, the Certificate Registrar shall promptly give written notice to such effect to the Depositor, the Owner Trustee and the Servicer. Upon receipt of such notice, the Servicer shall appoint another bank or trust company, having an office or agency located in the [Borough of Manhattan], The City of New York, and that shall agree to act in accordance with the provisions of this Agreement applicable to it, and otherwise acceptable to the Owner Trustee, to act as successor Certificate Registrar under this Agreement.

        (b) Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver (or shall cause ________ as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates dated the date of authentication by the Owner Trustee or any authenticating agent.

        (c) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and disposed of by the Owner Trustee in accordance with its customary practice.

        No transfer of a Certificate shall be made unless the Owner Trustee shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Owner Trustee to the effect that:

               (i) such transferee (A) is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code (a "Plan"), nor a person acting on behalf of a Plan nor using the assets of a Plan to effect such transfer, and (B) is not an insurance company purchasing a Certificate with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) as to which there is a Plan with respect to which the amount of such general account's reserves and liabilities for the contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTCE 95-60) of by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTCE 95-60) at the date of acquisition; or

               (ii) is a Plan or is an insurance company purchasing a Certificate with funds contained in an insurance company general account, having attached thereto an opinion of counsel satisfactory to the Owner Trustee, which opinion shall not be an expense of either the Owner Trustee or the Trust, addressed to the Owner Trustee, to the effect that the purchase or holding of such Certificate will not result in the assets of the Owner Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Owner Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code or to an insurance company purchasing with funds from a general account not exempt pursuant to PTCE 95-60 without the delivery to the Owner Trustee of an opinion of counsel satisfactory to the Owner Trustee as described in clause
(ii) above shall be void and of no effect.

        To the extent permitted under applicable law (including, but not limited to, ERISA), the Owner Trustee shall be under no liability to any Person for any registration of transfer of any Certificate that is in fact not permitted by this Section 3.04(c) or for taking any other action with respect to such Holder under the provisions of this Trust Agreement or the Sale and Servicing Agreement so long as the transfer was registered by the Certificate Registrar or the Owner Trustee in accordance with the foregoing requirements.

        (d) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        SECTION 3.05 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, or ________, as the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. Every person by virtue of becoming a Certificateholder in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

        SECTION 3.06 Persons Deemed Certificateholders. Every person by virtue of becoming a Certificateholder in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to the Sale and Servicing Agreement and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

        SECTION 3.07 Maintenance of Office or Agency. The Owner Trustee shall maintain in the [Borough of Manhattan, The City of New York], an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates ________, [Address], as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                                   ARTICLE IV

                 Actions By Owner Trustee or Certificateholders

        SECTION 4.01 Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

        (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Contracts) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Contracts);

        (b) the election by the Trust to file an amendment, to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

        (c) the amendment of the Indenture, whether or not by a Supplemental Indenture, in circumstances where the consent of any Noteholder is required;

        (d) the amendment of the Indenture, whether or not by a Supplemental Indenture, in circumstances where the consent of any Noteholder is not required but such amendment materially adversely affects the interest of the Certificateholders;

        (e) the amendment, change or modification of the Administration Agreement, other than to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders; or

        (f) the appointment (i) pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee, (ii) pursuant to this Agreement of a successor Certificate Registrar or

(iii) any consent by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar to the assignment of its respective obligations under the Indenture or this Agreement, as applicable.

        SECTION 4.02 Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Certificateholders, to (a) remove the Administrator pursuant to [Section 8] of the Administration Agreement, (b) appoint a successor Administrator pursuant to [Section 8] of the Administration Agreement, (c) remove the Servicer pursuant to [Section 8.01] of the Sale and Servicing Agreement or (d) except as expressly provided in the Basic Documents, sell the Contracts after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the authorized representative of 100% of the Certificateholders.

        SECTION 4.03 Action with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

        SECTION 4.04 Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligations of the Trust or of the Owner Trustee under any of the Basic Documents or would be contrary to Section 2.03 nor shall the Owner Trustee be obligated to follow any such direction, if given.

                                    ARTICLE V

                      Authority and Duties of Owner Trustee

        SECTION 5.01 General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment thereto, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee's execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $________ , Class A-2 Notes in the aggregate principal amount of $________, and Class A-3 Notes in the aggregate principal amount of $________ having the terms and conditions set forth in Exhibits A-1, A-2 and A-3 to the Indenture in the form executed on the Closing Date. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust, pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

        SECTION 5.02 General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out such obligations or fulfill such duties under the Administration Agreement.

        SECTION 5.03  Action Upon Instruction.

        (a) Subject to Article IV and in accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

        (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee reasonably shall have determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

        (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction received from Certificateholders representing the plurality based on the percentage interest of the Trust represented by Certificates held by Certificateholders responding, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

        (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any written instruction received from Certificateholders representing the plurality based on outstanding percentage interest of the Trust represented by Certificates held by Certificateholders responding, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

        SECTION 5.04 No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any Basic Document or otherwise contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to section 5.03. No implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

        SECTION 5.05 No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.03.

        SECTION 5.06 Restrictions. The Owner Trustee shall not take any action
(a) that is inconsistent with the purposes of the Trust set forth in Section
2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Certificateholders shall not have the authority to and, by acceptance of an ownership interest in any Certificate shall thereby be deemed to have covenanted not to, direct the Owner Trustee to take action that would violate the provisions of this Section.

                                   ARTICLE VI

                          Concerning the Owner Trustee

        SECTION 6.01 Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it or under its control constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty of the Owner Trustee contained in Section 6.03 or made by the Owner Trustee in any other agreement, document or certificate made or delivered in connection with this Agreement or any Basic Document. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

        (a) the Owner Trustee shall not be liable for any reasonable error of judgment made by a Responsible Officer of the Owner Trustee;

        (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator, as provided in the Administration Agreement, or the Certificateholders, as provided herein;

        (c) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

        (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

        (e) the Owner Trustee shall not be responsible for or in respect of (i) the validity or sufficiency of this Agreement, (ii) the due execution hereof by the Depositor, (iii) the form, character, genuineness, sufficiency, value or validity of any portion of the Owner Trust Estate or (iv) the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the Basic Documents;

        (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Servicer, the Depositor or the Indenture Trustee under any of the Basic

Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement; and

        (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under or in relation to this Agreement or any Basic Document or otherwise, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable therefor other than for its negligence or willful misconduct in the performance thereof.

        SECTION 6.02 Furnishing of Documents. The Owner Trustee shall furnish
(a) to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents and (b) to Noteholders promptly upon written request therefor, copies of the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement.

        SECTION 6.03 Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor and the Certificateholders, that:

        (a) It is a [banking corporation] duly organized and validly existing in good standing under the laws of [the State of Delaware]. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other Basic Document.

        (b) It has taken all corporate action necessary to authorize the execution and delivery of this Agreement and each other Basic Document, and this Agreement and each other Basic Document will be executed and delivered by one of its officers duly authorized to execute and deliver this Agreement and each other Basic Document on its behalf.

        (c) Neither the execution nor the delivery by it of this Agreement nor the consummation by the Owner Trustee of the transactions contemplated hereby or thereby nor compliance by it with any of the terms or provisions hereof or thereof will contravene any federal or [Delaware] law, governmental rule or regulation governing the [banking or trust] powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

        SECTION 6.04 Reliance; Advice of Counsel.

        (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a Certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

        (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Basic Document.

        SECTION 6.05 Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trusts hereby created, ________ acts solely as Owner Trustee hereunder and not in its individual capacity. All Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

        SECTION 6.06 Owner Trustee Not Liable for Certificates or Contracts. The recitals contained herein and in the Certificates (other than the signature of the Owner Trustee and the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor and the Company, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of any Basic Document or of the Certificates (other than the signature of the Owner Trustee and the certificate of authentication on the Certificates) or the Notes (other than the signature of the Owner Trustee on the Notes), or of any Contract or related document. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Contract, or the perfection and priority of any security interest created by any Contract in any Financed vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or the sufficiency to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Contract on any computer or other record thereof; the validity of the assignment of any Contract to the Trust or of any intervening assignment; the completeness of any Contract; the performance or enforcement of any Contract; the compliance by the Depositor, the Company or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

        SECTION 6.07 Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Company, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                   ARTICLE VII

                          Compensation of Owner Trustee

        SECTION 7.01 Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Company and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Company for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

        SECTION 7.02 Indemnification. The Depositor shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including the reasonable fees and expenses of counsel) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 6.01. The indemnities contained in this Section 8.03 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity is sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

        SECTION 7.03 Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                  ARTICLE VIII

                         Termination of Trust Agreement

        SECTION 8.01 Termination of Trust Agreement.

        (a) This Agreement (other than Article VII) and the Trust shall terminate and be of no further force or effect, (i) upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of this Agreement, [Article V] of the Indenture and the Sale and Servicing Agreement or (ii) at the time provided in
Section 9.02. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder, other than the Company as described in Section 9.02, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

        (b) Except as provided in Section 9.01(a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

        (c) Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Certificates to the [Paying Agent] for payment of the final distributions and cancellation, shall be given by the Owner Trustee by letter to the Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to [Section 9.01(c)] of the Sale and Servicing Agreement, stating
(i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the [Paying Agent] therein designated, (ii) the amount of any such final payment and (iii) that payment to be made on such Distribution Date will be made only upon presentation and surrender of the Certificates at the office of the [Paying Agent] therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) [and the Paying Agent] at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the [Paying Agent] shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to [Section ___] of the Sale and Servicing Agreement.

        In the event that one or more of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor.

        (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3820 of the Business Trust Statute.

        SECTION 8.02 Dissolution upon Bankruptcy of the Depositor. In the event that an Insolvency Event shall occur with respect to the Depositor, this Agreement shall be terminated in accordance with Section 8.01 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from Certificateholders representing at least 51% of the percentage interest of the Trust to the effect that each such party disapproves of the liquidation of the Contracts and termination of the Trust. Promptly after the occurrence of any Insolvency Event with respect to the Depositor, (A) the Depositor shall give the Indenture Trustee and the Owner Trustee written notice of such Insolvency Event, (B) the Owner Trustee shall, upon the receipt of such written notice from the Depositor, give prompt written notice to the Certificateholders and the Indenture Trustee, of the occurrence of such event and (C) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event from the Owner Trustee or the Depositor, give prompt written notice to the Noteholders of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 8.02. Upon a termination pursuant to this Section 8.02, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts and the Collection Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections under the Sale and Servicing Agreement and deposited in the Collection Account and distributed pursuant to the terms thereof.

                                   ARTICLE IX

             Successor Owner Trustees and Additional Owner Trustees

        SECTION 9.01 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be an entity satisfying the provisions of Section 3807(a) of the Business Trust Statute authorized to exercise corporate powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities, and having (or having a parent which has) a rating of at least Baa3 by Moody's. If such entity shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 9.01, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

        SECTION 9.02 Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Administrator and the Indenture Trustee. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which shall be delivered to each of the resigning Owner Trustee and the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed or shall not have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

        If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign promptly, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee by written instrument to such effect delivered to the Owner Trustee, the Depositor and the Indenture Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument in duplicate, one copy of which instrument shall be delivered to each of the outgoing Owner Trustee so removed the successor Owner Trustee and payment of all fees, expenses and other compensation owed to the outgoing Owner Trustee.

        Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

        SECTION 9.03 Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

        No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall meet the criteria for eligibility set forth in Section 9.01.

        Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator fails to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

        SECTION 9.04 Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 9.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

        SECTION 9.05 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 25 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

        Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provision and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

               (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

               (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

        Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as if given to each of them. Every instrument any separate trustee or co-trustee shall refer Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of conferred, shall be vested with the estates or specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

        Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited. by law, to do any lawful act under or in respect, of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                    ARTICLE X

                                  Miscellaneous

        SECTION 10.01 Supplements and Amendments. This Agreement may be amended by the Depositor, the Company and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

        This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders of Notes evidencing not less than 51% of the outstanding principal amount of the Notes and the consent of the Holders of Certificates evidencing not less than a majority percentage interest of the Trust, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentages of Noteholders and Certificateholders outstanding principal amount required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

        Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

        It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

        Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

        Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

        SECTION 10.02 No Legal Title to Owner Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title, or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

        SECTION 10.03 Limitations on Rights of Others. Except for Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Company, the Certificateholders, the Administrator and to the extent expressly provided herein the Indenture Trustee and the Noteholders, and nothing in this Agreement, (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

        SECTION 10.04  Notices.

        (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to Onyx Acceptance Financial Corporation, 8001 Irvine Center Drive, 6th Floor, Irvine, California 92618, Attention: Secretary; if, to the Trust, addressed to Onyx Acceptance Owner Trust 199_-_, __________________; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

        (b) Any notice required or permitted to be given a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

        SECTION 10.05 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

        SECTION 10.06 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument.

        SECTION 10.07 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Company, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Certificateholder shall bind the successors and assigns of such owner.

        SECTION 10.08 No Petition. The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement hereby covenants and agrees, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and any Noteholder by accepting the benefits of this Agreement, are thereby deemed to covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. This Section 10.09 shall survive the termination of this Agreement or the termination of the Owner Trustee under this Agreement.

        SECTION 10.09 No Recourse. Each Certificateholder by accepting an interest in a Certificate acknowledges that such Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor (in any capacity), Onyx, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Certificates or the Basic Documents.

        SECTION 10.10 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

        SECTION 10.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [DELAWARE], WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        SECTION 10.12 Onyx Payment Obligation. The parties hereto acknowledge and agree that Onyx shall be responsible for payment of the Administrator's fees under the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder. The parties hereto covenant and agree that neither of them shall look to the other for payment of any such fees or expenses.

        IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                       ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                       Depositor


                                       By:_____________________________________
                                          Name:
                                          Title:


                                       ________________________________________,
                                       not in its individual capacity but solely as Owner Trustee



                                       By:_____________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT A


NUMBER
R-


                       SEE REVERSE FOR CERTAIN DEFINITIONS

                      THIS CERTIFICATE IS NOT TRANSFERABLE,
                       EXCEPT UNDER THE LIMITED CONDITIONS
                        SPECIFIED IN THE TRUST AGREEMENT

                        ---------------------------------

                          AUTO LOAN BACKED CERTIFICATE


evidencing a beneficial ownership interest in certain distributions of the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new or used automobiles, vans or light duty trucks and sold to the Trust by Onyx Acceptance Financial Corporation.

(THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF ONYX ACCEPTANCE FINANCIAL CORPORATION OR ANY OF ITS AFFILIATES, EXCEPT TO THE EXTENT DESCRIBED BELOW.)

        THIS CERTIFIES THAT _____________________ is the registered owner of a nonassessable, fully-paid, beneficial ownership interest in certain distributions of Onyx Acceptance Owner Trust 199__-__ (the "Trust") formed by Onyx Acceptance Financial Corporation, a Delaware corporation (the "Seller").


                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is the Certificate referred to in the within-mentioned Trust Agreement.


______________________________         _______________________________________
not in its individual capacity         not in its individual capacity
but solely as Owner Trustee            but solely as Owner Trustee

                                      -or-


By:____________________________        By:______________________________________
                                          Authenticating Agent



                                            By:________________________________

        The Trust was created pursuant to a Trust Agreement dated as of __________, 199___ (the "Trust Agreement"), between the Seller and
_______________________, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

        This is one of the duly authorized Certificates designated as "Auto Loan Backed Certificates" (herein called the "Certificate"). Also issued under the Indenture dated as of _________, 199___, among the Trust, ____________________, as indenture trustee, are three classes of Notes designated as "Class A-1 ____% Auto Loan Backed Notes" (the "Class A-1 Notes"), "Class A-2 ___% Auto Loan Backed Notes" (the "Class A-2 Notes") and "Class A-3 ___% Auto Loan Backed Notes" (the "Class A-3 Notes", together with the Class A-2 Notes and the Class A-1 Notes, the "Notes"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of retail installment sale contracts secured by new and used automobiles, vans or light duty trucks (the "Contracts"), all monies due thereunder on or after Initial Cut-Off Date, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement, all right, to and interest of the Seller in and to the Purchase Agreement dated as of ___________ among Onyx Acceptance Corporation and the Seller and all proceeds of the foregoing.

        Under the Trust Agreement, there will be distributed on the _____ day of each month or, if such _____ day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on ___________, 199__, to the Person in whose name is on this Certificate the pro rata amount to be distributed to the Certificateholder on such Distribution Date. No principal will be paid on this Certificate until the Class A-3 Notes have been paid in full.

        The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.

        Distributions on this Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Owner Trustee in the Borough of Manhattan, The City of New York.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

        THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.


                                       ONYX ACCEPTANCE OWNER TRUST 199__-__

                                       By:____________________________________
                                          not in its individual capacity but
                                          solely as Owner Trustee


                                          By:_________________________________
Dated:

                            (Reverse of Certificate)


        The Certificate does not represent an obligation of, or an interest in, the Seller, the Servicer, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables, all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificateholder upon written request.

        The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller under the Trust Agreement at any time by the Seller and the Owner Trustee with the consent of the Holders of Notes representing not less than 51% of the outstanding principal amount of the Note and the Holders of Certificates representing not less than a majority percentage interest of the Trust. Any such consent by the Certificateholders shall be conclusive and binding on such Certificateholders and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.

        As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon a new Certificate evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is ______________________. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

        The Owner Trustee, the Security Insurer and any agent of the Owner Trustee or the Security Insurer may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Security Insurer nor any such agent shall be affected by any notice to the contrary.

        The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to the Certificateholders of all amounts required to be paid to it pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust. The Servicer of the Contracts may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Contracts and other property of the Trust will effect early retirement of the Certificate; however, such right of purchase is exercisable, subject to certain restrictions, only as of the last day of any Monthly Period as of which the Pool Balance is 10% or less of the Original Pool Balance. The Certificate is also subject to mandatory prepayment, pro rata on the basis of the initial Certificate Balance, on the Distribution Date on or immediately following the last day of the Funding Period in the event that any portion of the Prefunded Amount remains on deposit in the Prefunding Account after giving effect to the purchase of all Subsequent Contracts, including any purchase of Subsequent Contracts on such date. The aggregate principal amount of the Certificate to be prepaid will be an amount equal to the Certificate Prepayment Amount.

     The Certificate may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e) (1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

     The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Certificate or of any Receivable or related document.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual or facsimile signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

                                   ASSIGNMENT

        FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


_______________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)


_______________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

_____________________________________________________________________Attorney to
transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:_______________

                                       _____________________________________*/
                                               Signature Guaranteed:


                                       _____________________________________*/

_____________________
*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the Now York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT B



                             CERTIFICATE OF TRUST OF
                      ONYX ACCEPTANCE OWNER TRUST 199__-__



        THIS Certificate of Trust of ONYX ACCEPTANCE OWNER TRUST 199__-__ (the "Trust"), dated as of ________, is being duly executed and filed by ________, a [Delaware banking corporation], as trustee, to form a business trust under the [Delaware Business Trust Act (12 Del. Code, Section 3801 et seq.)].

        1. Name. The name of the business trust formed hereby is ONYX ACCEPTANCE OWNER TRUST 199__-__.

        2. [Delaware] Trustee. The name and business address of the trustee of the Trust in the State of [Delaware] is ________, [Address], Attention:
________.

        IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                           ___________,
                                           not in its individual capacity but
                                           solely as owner trustee under a
                                           Trust Agreement dated as of ________,

                                           By:_________________________________
                                              Name:
                                              Title:



                                      B-1